Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: May 6, 2013
From: Jeffrey T. Bowman
Chief Executive Officer                                 __________________________________________________________________________________________________
Crawford & Company Reports 2013 First Quarter Results
Revenues Increase 7%
Operating Earnings Increase 25%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the first quarter ended March 31, 2013.

Consolidated Results
First quarter 2013 consolidated revenues before reimbursements totaled $286.3 million, an increase of 6.9% from $267.8 million in the 2012 first quarter. First quarter 2013 net income attributable to shareholders of Crawford & Company was $9.7 million, increasing 60.6% from $6.1 million in the 2012 first quarter. First quarter 2013 diluted earnings per share were $0.18 for CRDA and $0.17 for CRDB, compared with diluted earnings per share of $0.12 for CRDA and $0.11 for CRDB, in the prior-year quarter.

Consolidated operating earnings, a non-GAAP financial measure, totaled $18.0 million in the 2013 first quarter, compared with $14.4 million in the 2012 first quarter.

During the 2012 first quarter, the Company recorded $0.9 million in special charges related to a project to outsource certain aspects of our U.S. technology infrastructure. There were no special charges during the 2013 first quarter.

Included in "Other income" for the three months ended March 31, 2013 was a $2.3 million gain from the sale of the rights to a customer contract in Latin America. This amount is included in the Americas segment operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of March 31, 2013 totaled $59.4 million compared with $71.2 million at December 31, 2012.

The Company used $41.4 million of cash in operations during the first quarter of 2013, compared with $38.2 million during the first quarter of 2012. The Company's operating cash needs typically peak during the first quarter and decline during the balance of the year, due in part to annual payments made in the first quarter of each year to fund defined contribution retirement plans and incentive compensation plans.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "Our first quarter consolidated operating earnings were up 25% over last year's first quarter figures and were driven by the completion of claims from Superstorm Sandy and a continuation of the strong results generated from our EMEA/AP and Legal Settlement Administration segments. These results more than offset operating weakness in our Broadspire segment and speak to the strength and balance of our business portfolio.

"The Americas segment benefitted from activity that carried over into the 2013 first quarter relating to Superstorm Sandy in the northeastern United States and a one-time gain from the sale of the rights to a customer contract in Latin America. This helped generate improvement over the 2012 first quarter, and gave us a better start to 2013 in this segment.

"Our EMEA/AP segment results during the quarter were driven by improvements in our core U.K. and CEMEA operations. We were also involved in the ongoing handling of claims arising from the 2011 catastrophic flood losses in Thailand, which we are beginning to wrap up.

"During the 2013 first quarter our Legal Settlement Administration segment was engaged managing the back office of the Deepwater Horizon class action settlement, as well as a number of other meaningful class action and bankruptcy matters. We expect operating activity in this segment to continue to be significant during 2013, although at a reduced rate as compared to the 2012 levels.

"In the Broadspire segment, we recorded an operating loss for the 2013 first quarter due to lower medical management revenues and a decline in workers' compensation claims volumes. We are disappointed with this result but remain focused on driving ongoing operating improvements in this business. The return of Broadspire to acceptable operating results is one of the key objectives for our management team and we are optimistic that we will show meaningful improvement throughout the remainder of 2013. "

Mr. Bowman concluded, "Our entire management team remains focused on our key strategic and operational goals in 2013 and we are encouraged by the opportunities in front of us. We expect to continue to expand market share, drive operating efficiencies and capitalize on emerging opportunities in our drive to create long-term shareholder value."

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Segment Results
Certain marketing functions that were previously included in each segment are now included in our corporate administrative costs and allocated back to the segments. The results of prior periods have been revised to conform to the current presentation.

Americas
Americas revenues before reimbursements increased 9%, to $84.2 million in the first quarter of 2013, compared with $77.5 million in the 2012 first quarter. Operating earnings improved from a loss of $0.5 million in 2012 to earnings of $3.2 million in 2013, representing an operating margin of (1)% and 4% in 2012 and 2013, respectively. Changes in foreign exchange rates did not have a significant impact on our Americas results in first quarter of 2013 compared with the prior year period.

EMEA/AP
First quarter 2013 revenues before reimbursements for the EMEA/AP segment totaled $87.6 million, a 7% increase from $81.8 million in 2012. EMEA/AP operating earnings increased to $6.8 million in 2013, an increase of 22% from 2012 operating earnings of $5.6 million. The operating margin increased from 7% in 2012 to 8% in 2013. Changes in foreign exchange rates did not have a significant impact on our EMEA/AP results in the first quarter of 2013 compared with the prior year period.

Broadspire
Broadspire segment revenues before reimbursements were $57.8 million in the 2013 first quarter, compared with $60.4 million in for the 2012 quarter. Broadspire recorded an operating loss of $1.8 million in the 2013 first quarter, representing an operating margin of (3)%, compared with break-even operating performance in 2012.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $56.7 million in the 2013 first quarter, compared with $48.1 million in the 2012 first quarter. Operating earnings were $12.0 million, increasing 12% from $10.7 million in 2012, with the related operating margin decreasing slightly from 22% in 2012 to 21% in 2013. The segment's awarded project backlog approximated $135.0 million at March 31, 2013, compared with $105.0 million at March 31, 2012.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2013 Guidance
Crawford & Company is reaffirming full year guidance for 2013 as follows:

•	Consolidated revenues before reimbursements between $1.05 and $1.08 billion.

•	Consolidated operating earnings between $85.0 and $93.0 million.

•	Consolidated cash provided by operating activities between $65.0 and $70.0 million.

•
After reflecting stock option expense, net corporate interest expense, customer-relationship intangible asset amortization expense, and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $49.0 and $54.0 million, or $0.85 to $0.95 diluted earnings per CRDB share.

To a significant extent, Crawford's business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.

Earnings per share may be different between CRDA and CRDB due to the payment of a higher per share dividend on CRDA than CRDB, and the impact that has on the earnings per share calculation according to generally accepted accounting principles. References in this release are generally only to CRDB, as that presents a more dilutive measure.

Crawford & Company's management will host a conference call with investors on Monday, May 6, 2013 at 3:00 p.m. EST to discuss 2013 results. The call will be recorded and available for replay through May 20, 2013. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 52975389. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended March 31, 2013 is shown on the attached unaudited condensed consolidated financial statements.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income (loss) or operating earnings (loss). A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of income.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria our management and CODM use. Consolidated operating earnings (loss) represent segment earnings (loss) including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, income taxes, and net income or loss attributable to noncontrolling interests. The reconciliation of operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis is presented on page 6 below.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Unallocated corporate and shared costs and credits represent expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments but are included in our financial performance measure of consolidated operating earnings.

Income tax expense, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our consolidated or segment operating earnings (loss) because they are managed on a corporate-wide basis. Income tax expense is calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and varies significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment’s operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, etc.) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Following is a reconciliation of segment operating earnings (loss) to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended
	March 31, 2013	% Margin	March 31, 2012	% Margin
Operating Earnings (Loss):
Americas	$3,220	4%	$(512)	(1)%
EMEA/AP	6,822	8%	5,581	7%
Broadspire	(1,768)	(3)%	1	—%
Legal Settlement Administration	12,013	21%	10,683	22%
Unallocated corporate and shared costs and credits	(2,297)	(1)%	(1,361)	(1)%
Consolidated Operating Earnings	17,990	6%	14,392	5%
(Deduct) Add:
Net corporate interest expense	(1,643)	(1)%	(2,169)	(1)%
Stock option expense	(80)	—%	(122)	—%
Amortization expense	(1,596)	(1)%	(1,598)	(1)%
Special charges	—	—%	(890)	—%
Income taxes	(4,990)	(2)%	(3,393)	(1)%
Net loss (income) attributable to non-controlling interests	58	—%	(155)	—%
Net income attributable to shareholders of Crawford & Company	$9,739	3%	$6,065	2%

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims Solutions® offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers’ compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the Class A Common Stock than on the Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended March 31,	2013	2012	% Change

Revenues:

Revenues Before Reimbursements	$286,281	$267,753	7%
Reimbursements	20,845	19,593	6%
Total Revenues	307,126	287,346	7%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	213,341	199,707	7%
Reimbursements	20,845	19,593	6%
Total Costs of Services	234,186	219,300	7%

Selling, General, and Administrative Expenses	58,950	55,679	6%
Corporate Interest Expense, Net	1,643	2,169	(24)%
Special Charges	—	890	(100)%
Total Costs and Expenses	294,779	278,038	6%

Other Income	2,324	305	662%

Income Before Income Taxes	14,671	9,613	53%
Provision for Income Taxes	4,990	3,393	47%
Net Income	9,681	6,220	56%
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(58)	155	nm
Net Income Attributable to Shareholders of Crawford & Company	$9,739	$6,065	61%

Earnings Per Share - Basic:
Class A Common Stock	$0.18	$0.12	50%
Class B Common Stock	$0.17	$0.11	55%

Earnings Per Share - Diluted:
Class A Common Stock	$0.18	$0.12	50%
Class B Common Stock	$0.17	$0.11	55%

Cash Dividends Per Share:
Class A Common Stock	$0.04	$0.03	33%
Class B Common Stock	$0.03	$0.02	50%

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended March 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2013	2012	Change	2013	2012	Change	2013	2012	Change	2013	2012	Change

Revenues Before Reimbursements	$84,244	$77,524	9%	$87,589	$81,790	7%	$57,797	$60,389	(4)%	$56,651	$48,050	18%

Compensation & Benefits	54,155	52,013	4%	55,960	52,450	7%	31,753	33,405	(5)%	21,353	20,280	5%
% of Revenues Before Reimbursements	64%	67%		64%	64%		55%	55%		38%	42%

Expenses Other than Reimbursements,
Compensation & Benefits	26,869	26,023	3%	24,807	23,759	4%	27,812	26,983	3%	23,285	17,087	36%
% of Revenues Before Reimbursements	32%	34%		28%	29%		48%	45%		41%	36%

Total Operating Expenses	81,024	78,036	4%	80,767	76,209	6%	59,565	60,388	(1)%	44,638	37,367	19%

Operating Earnings (Loss) (1)	$3,220	$(512)	nm	$6,822	$5,581	22%	$(1,768)	$1	nm	$12,013	$10,683	12%
% of Revenues Before Reimbursements	4%	(1)%		8%	7%		(3)%	—%		21%	22%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income tax expense, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, special charges and credits, and certain unallocated corporate and shared costs and credits. See page 6 for additional information about segment operating earnings (loss).

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2013 and December 31, 2012
(In Thousands, Except Par Values)

	Unaudited	*
	March 31	December 31,
	2013	2012
ASSETS

Current Assets:
Cash and Cash Equivalents	$59,430	$71,157
Accounts Receivable, Net	172,933	164,708
Unbilled Revenues, at Estimated Billable Amounts	131,026	124,881
Prepaid Expenses and Other Current Assets	27,298	26,019
Total Current Assets	390,687	386,765

Property and Equipment	154,062	155,359
Less Accumulated Depreciation	(110,356)	(109,312)
Net Property and Equipment	43,706	46,047

Other Assets:
Goodwill	131,363	131,995
Intangible Assets Arising from Business Acquisitions, Net	87,230	89,027
Capitalized Software Costs, Net	68,834	67,299
Deferred Income Tax Assets	98,197	99,288
Other Noncurrent Assets	23,463	24,402
Total Other Assets	409,087	412,011

Total Assets	$843,480	$844,823

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$52,184	$13,275
Accounts Payable	43,839	54,975
Accrued Compensation and Related Costs	69,932	103,552
Self-Insured Risks	13,888	14,120
Income Taxes Payable	7,799	4,357
Deferred Income Taxes	14,955	16,267
Deferred Rent	16,572	16,946
Other Accrued Liabilities	39,011	37,465
Deferred Revenues	52,104	56,379
Mandatory Contributions Due to Pension Plan	20,200	18,862
Current Installments of Long-Term Debt and Capital Leases	843	838
Total Current Liabilities	331,327	337,036

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	152,087	152,293
Deferred Revenues	29,025	26,438
Self-Insured Risks	13,695	13,893
Accrued Pension Liabilities, Less Current Mandatory Contributions	140,663	146,762
Other Noncurrent Liabilities	26,321	26,602
Total Noncurrent Liabilities	361,791	365,988

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,613	29,335
Class B Common Stock, $1.00 Par Value	24,690	24,690
Additional Paid-In Capital	35,006	35,550
Retained Earnings	253,801	246,105
Accumulated Other Comprehensive Loss	(198,248)	(199,481)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	144,862	136,199
Noncontrolling Interests	5,500	5,600
Total Shareholders’ Investment	150,362	141,799

Total Liabilities and Shareholders' Investment	$843,480	$844,823
* Derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months Ended March 31, 2013 and March 31, 2012
Unaudited
(In Thousands)

	2013	2012
Cash Flows From Operating Activities:
Net Income	$9,681	$6,220
Reconciliation of Net Income to Net Cash Used In Operating Activities:
Depreciation and Amortization	8,143	8,023
Stock-Based Compensation	588	404
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(7,923)	(4,680)
Unbilled Revenues, Net	(6,118)	(15,748)
Accrued or Prepaid Income Taxes	2,108	814
Accounts Payable and Accrued Liabilities	(41,081)	(29,064)
Deferred Revenues	(1,849)	336
Accrued Retirement Costs	(5,225)	(4,144)
Prepaid Expenses and Other Operating Activities	284	(343)
Net Cash Used In Operating Activities	(41,392)	(38,182)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(1,647)	(4,176)
Proceeds from Disposals of Property and Equipment	—	2
Capitalization of Computer Software Costs	(4,400)	(3,809)
Net Cash Used In Investing Activities	(6,047)	(7,983)

Cash Flows From Financing Activities:
Cash Dividends Paid	(1,925)	(1,380)
Payments Related to Shares Received for Withholding Taxes Under Stock-Based Compensation Plans	(880)	(895)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	56	—
Repurchases of Common Stock	(148)	—
Increases in Short-Term Borrowings and Revolving Credit Agreement	45,032	33,563
Payments on Short-Term Borrowings and Revolving Credit Agreement	(6,554)	(13,931)
Payments on Capital Lease Obligations	(200)	(110)
Other Financing Activities	—	(30)

Net Cash Provided By Financing Activities	35,381	17,217
Effects of Exchange Rate Changes on Cash and Cash Equivalents	331	(1,242)
Decrease in Cash and Cash Equivalents	(11,727)	(30,190)
Cash and Cash Equivalents at Beginning of Year	71,157	77,613
Cash and Cash Equivalents at End of Period	$59,430	$47,423